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                                                                     EXHIBIT 2.8

                    MASTER INVENTION DISCLSOURE ASSIGNMENT
                    --------------------------------------

          This Agreement, dated the ________________ of March 31, 2001, between Millipore Corporation , a Massachusetts corporation having a place of business at 80 Ashby Road, Bedford, Massachusetts 01730 ("Millipore") and Millipore MicroElectronics, Inc., a Delaware corporation, having a place of business at Patriots Park, Bedford, Massachusetts 01730 ("MMI").

          WHEREAS, the Board of Directors of Millipore Corporation has determined that it is in the best interest of Millipore and its stockholders to separate Millipore's existing businesses into two independent businesses;

          WHEREAS, as part of the foregoing, Millipore and MMI, have entered into a Master Separation and Distribution Agreement (as defined below) which provides, among other things, for the separation of certain MMI assets and MMI liabilities, the initial public offering of MMI stock, the distribution of such stock and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing;

          WHEREAS, Millipore is the owner via employment agreements from the inventor(s) of the inventions described in the Invention Disclosures set forth on Exhibit A ("Disclosures"); and

          WHEREAS, MMI is desirous of acquiring said Disclosures.

          NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, MILLIPORE by these presents does sell, assign and transfer unto MMI its successors and assigns the full, exclusive and worldwide right to the said invention including the right to file a patent application in the United States of America or in countries foreign to the United States of America, and the entire right, title and interest in, to and under any Letters Patent which may be granted on said invention, or any parts thereof, or on any continuation, division or reissue thereof in the United States of America, in the territorial possessions of the United States of America and in any country foreign to the United States of America, the same to be held and enjoyed by MMI, its successors and assigns as fully and entirely as the same would have been held by MILLIPORE, had this assignment not been made.

          And MILLIPORE does hereby agree for itself and for its successors and assigns to execute any lawful document and to testify as to any material fact or thing which MMI, its successors and assigns may deem necessary in order to secure until itself, its successors and assigns the full right, title and interest in and to the full enjoyment of said invention or any part thereof and any Letters Patent that may arise form the Disclosures, the same to be done without any further consideration.
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          IN WITNESS WHEREOF, I set my hand and affix the corporate seal this
     ______________day of March 31, 2001.


          ________________________________
                   (Signature)

          ________________________________
                   (Typed Name)
          ________________________________
                   (Corporate Office Held within Millipore Corporation)


          On this day and year aforesaid, before me personally appeared (
     ), known to me to be the person described in and the person who executed the foregoing instrument of assignment and he/she did acknowledge the same to be his/her free act and deed.


                    ___________________________________

                    __________________________________, Notary Public

                    My Commission expires_________________________



          IN WITNESS WHEREOF, I set my hand and affix the corporate seal this ______________day of March 31, 2001.


          ________________________________
                   (Signature)

          ________________________________
                   (Typed Name)
          ________________________________
                   (Corporate Office Held within Millipore MicroElectronics
                   Inc.)


          On this day and year aforesaid, before me personally appeared (
     ), known to me to be the person described in and the person who executed the foregoing instrument of assignment and he/she did acknowledge the same to be his/her free act and deed.

                    ___________________________________

                    __________________________________, Notary Public

                    My Commission expires_________________________







                                   EXHIBIT A